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                                                                   EXHIBIT 10.1

                          RAYMOND JAMES FINANCIAL INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                                       I

                                    PURPOSE


         The purpose of this Plan is to enable the employees of Raymond James Financial, Inc. and its consolidated subsidiaries to acquire its Common Stock at an advantageous price with either their own funds or savings accumulated through payroll deductions. The Board of Directors of the Company believes the employee participation in the ownership of the Company will be to the mutual benefit of the employees and the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986 (hereinafter called the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                       II

                                  DEFINITIONS

a. "Account Balance" means the total of funds accumulated through payroll deductions (including amounts carried over from a prior Accumulation Period), funds remitted to the Plan by personal check (including amounts carried over from a prior Accumulation Period), and amounts specified as a charge to an existing brokerage account.

b. "Accumulation Period" means the period beginning with each Exercise Date and ending upon the immediately succeeding Option Date.

c. "Beneficiary" means the person or persons designated as such by an Employee in accordance with the Plan.

d.       "Board of Directors" means the Board of Directors of the Company.

e. "Business Day" means any day that the exchange upon which the stock is then traded is open for business.

f. "Committee" means the Employee Stock Purchase Plan Committee as appointed by the Board of Directors of the Company.

g. "Company" means Raymond James Financial, Inc., a Florida corporation, and any successor which adopts the Plan.

h. "Compensation" means, except as provided in Article IV, the total amounts paid to an Employee during an Accumulation Period by the Employer that may be considered remuneration for employment for purposes of the Federal Insurance Contributions Act (Social Security) within the meaning of


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         Section 3121(a) of the Code without regard to the exclusion of remuneration in excess of the Social Security contribution and benefit base pursuant to Section 3121(a)(1) of the Code.

i.       "Effective Date" means November 19, 1998.

j. "Employee" means any person who is regularly and actively employed by the employer on the first Business Day of any Accumulation Period, provided, however, that the term "Employee" does not include any person whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months in any calendar year or who, immediately after an option is granted under the Plan, owns stock of the Company possessing 5% or more of the total combined voting power of all classes of stock of the Company as determined in accordance with Section 423(b)(3) of the Code. Any period during which a person is or was on leave of absence from the Employer for the purpose of serving an active duty with the Armed Forces of the United States shall be considered a period during which such person is or was regularly and actively employed by the Employer for the purpose of applying the foregoing definition of an Employee.

k.       "Employer" means the Company and its consolidated subsidiaries.

l. "Exercise Date" means the first Business Day immediately following an Option Date.

m. "Fair Market Value" means the mean between the highest and lowest selling prices at which shares of the Common Stock were traded or, if the Common Stock was not traded on a specified date, upon the basis of the mean of such prices on the date nearest preceding that date.

n. "Option Date" means the first Business Day of March, June, September or December of any year as of which the Board of Directors grants options under the Plan.

o. "Option Price" means an amount equal to 85% of the Fair Market Value per share of the Stock on the Option Date.

p. "Plan" means the 1998 Employee Stock Purchase Plan of Raymond James Financial, Inc. as set forth herein.

q. "Stock" or "Common Stock" means the $0.01 par value Common Stock of the Company.


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                                      III

                              NATURE OF THE OPTION

         Each option granted shall be exercisable only on its Exercise Date and only if the person to whom granted is then employed by the Employer. No Employee shall be granted an option which permits his rights to purchase Stock under the plan to accrue at a rate which exceed $25,000.00 of fair market value of Stock (determined at the time such option is granted) for any calendar year. No option shall be transferable and no option shall be exercisable by anyone other than the Employee to whom granted. Subject to the overall limitations contained herein with respect to the total number of shares to be made subject to option under the Plan, the Board of Directors shall determine the maximum number of shares of Stock, if any, to be made subject to option on each Option Date.

         The Board of Directors shall fix said maximum number at the lesser of
(1) the maximum number of shares of Stock purchasable at the Option Price with all Employees' Account Balances or (2) a specified number of shares of Stock. Each Employee shall then be granted on the Option Date an option to purchase at the Option Price that percentage of the total number of shares of Stock with respect to which options are granted on the Option Date which is equal to the percentage which his Account Balance represents of the total Account Balances of all Employees to whom options are granted on the Option Date.

                                       IV

                               PAYROLL DEDUCTIONS

         The Board of Directors shall specify the maximum percentage (which shall never exceed 20%) of his compensation which an Employee may accumulate during the Accumulation Period for the purpose of applying such accumulated funds for the purchase of Stock under the Plan. For purposes of applying the 20% limitation, the Employee's compensation shall include the amount by which the Employee has electively reduced his compensation to purchase benefits on a pretax basis pursuant to a Company-sponsored plan under Section 235 of the Code or any other similar plan established by the Company or pursuant to a Company-sponsored plan under Section 401(k) of the Code. The Employer will deduct from the compensation otherwise payable to the Employee during the Option Period the percentage or fixed dollar amount which the Employee shall have specified in writing to the Employer prior to the commencement of the Accumulation Period, and the Employer will accumulate such amounts and credit them to the Employee's account. Except as provided in Article V, only amounts accumulated through such payroll deductions may be used for the purchase of Stock under the option granted. Amounts accumulated through payroll deductions shall be deposited into the employee's Raymond James brokerage account. An employee may not increase or reduce the rate of payroll deductions, if any, specified by him for a given Accumulation Period once such Accumulation Period has begun, but may, upon 10 days notice in writing, discontinue his payroll deductions for the Accumulation Period then in effect. Any such discontinuance shall be permanent for such Accumulation Period.

         The authorization which the Employee must complete, sign and deliver to the Employer in order to enter the Plan shall include the following:

1. A specification of the percentage rate or fixed dollar amount to be deducted from his compensation during the Accumulation Period.


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2.       A direction that the maximum possible number of shares of Stock be purchased on the Exercise Date except to the extent the Employee shall have notified the Employer in writing to the contrary prior to the Exercise Date.

3. A specification of the exact name or names (which must include the Employee's name and may include the name of another person as joint owner) in which Stock purchased is to be registered.

4. An agreement that the Employee will not dispose of any Stock acquired under the Plan within one year after the Exercise Date. This agreement may be waived by the Committee if a sale of said Stock within one year from the Exercise Date is necessary to enable the Employee to meet immediate and heavy financial needs if such financial hardship cannot be met by other reasonably available resources of the Employee. Such a waiver shall be valid only if and when the Employee makes written application to the Committee and if the Employee receives written approval from the Committee. If an Employee who has acquired stock under the Plan dies within one year after the Exercise Date and his estate or beneficiary(ies) applies for a waiver of this agreement for any reason, such a waiver shall be approved by the Committee.

5. An agreement that the Employee will inform the Company of any disposition of any Stock acquired under the Plan within two years from the Option Date pertaining to such shares.

6. An agreement that the certificates evidencing any Stock acquired under the Plan shall remain in a safekeeping location maintained by the Company for a period of two years from the Option Date and one year from the Exercise Date so that the Company will be able to monitor compliance with the provisions of the Plan governing disposition of Stock. In accordance with the Company's normal margin policies, the Stock may be coded as a margin position.

7. A designation of the Beneficiary to whom the balance in the Employee's account is to be paid in the event of his death.

                                       V

                         LUMP SUM PURCHASE OPPORTUNITY

         As an alternative to the payroll deduction method of accumulating funds for the purchase of Stock as described in Article IV, Employees may elect to purchase Stock by presenting a personal check to the individual designated by the Committee as the Stock Purchase Plan Coordinator (the "Coordinator") no later than the twenty-fifth (25th) day of the final month of an Accumulation Period. Alternatively, Employees may elect to purchase such shares of stock by informing the Coordinator, no later than the twenty-fifth (25th) day of the final month of an Accumulation Period of the account number of the Employee's brokerage account to be charged. In order to be eligible to utilize a lump sum purchase opportunity, the Employee must have been employed by the Company as of the first Business Day of the applicable Accumulation Period. The Option Price for Stock purchased through the lump sum purchase opportunity shall be the same as Stock purchased under the payroll deduction method described in Article IV, and shall be subject to all of the requirements and limitations set forth in
Article IV including a limitation of 20% of compensation during the Accumulation Period. Options shall be exercised under the terms of Article VI on behalf of all participating employees who elect the lump sum purchase opportunity in a timely manner.


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                                       VI

                              EXERCISE OF OPTIONS

         Unless prior to the Exercise Date the Employee shall have notified the Coordinator in writing that he does not intend to exercise same or all of the options which may be or have been granted to him under the Plan, on the Exercise Date the Employer shall automatically exercise on the Employee's behalf an option to purchase the maximum amount of shares of Stock purchasable at the Option Price with the Employee's Account Balance (or if the Employee shall have specified some lesser amount as aforesaid not in excess of such lesser amount); provided, that if the total number of shares of Stock purchasable on behalf of all Employees with the total aggregate Account Balances available to purchase shares of Stock exceeds the aggregate maximum number of shares of Stock which the Board of Directors shall have specified to be purchasable on the Exercise Date, the option of each Employee will be exercised to purchase only that percentage of the total aggregate number of Shares of Stock available for purchase which is equal to the percentage that the Employee's Account Balance available to purchase shares of Stock represents of the total aggregate Account Balances of all Employees available to purchase shares of Stock.

         Anything (except the second paragraph of Article VIII to the contrary) otherwise contained in the Plan notwithstanding, no Employee shall be permitted to purchase in excess of 1,000 shares of Stock in any calendar year. Only full shares of Stock may be purchased, and no fractional shares will be issued. All shares of Stock purchased pursuant to this Plan must be paid for in full on or before the Exercise Date. As soon as practicable after the Exercise Date, the Employer will report to each Employee the number of shares of Stock purchased by him and the cost of such shares, and the cash balance, if any, to be carried over into the next Accumulation Period. Alternatively, if the Employee informs the Coordinator by no later than the Exercise Date that he would like refunded to him any amount which would be subject to carryover, then such instruction shall be followed and a refund will be made. If the Employee informs the Coordinator by no later than the Exercise Date that he does not intend to exercise any options granted to him on the Option Date immediately preceding such Exercise Date:

1. Funds accumulated through payroll deductions shall remain in the Employee's RJA brokerage account. Such funds shall not be carried forward for the purpose of purchasing shares of Stock under the Plan in a subsequent Accumulation Period unless specifically requested in writing by the Employee.

2. Any funds remitted by personal check shall be refunded, without interest, unless the Employee elects in writing to carry the balance forward to the subsequent Accumulation Period.

3. Any brokerage account instructions submitted by the Employee shall be disregarded.

                                      VII

                             TERMINATION OF RIGHTS

         At any time prior to the Exercise Date, an Employee may upon written notice to the Coordinator withdraw all, but not less than all, of the balance accumulated in his account through payroll deductions. Such withdrawal shall terminate the Employee's right to participate in the Plan during the Accumulation Period during which notice of the withdrawal is made.


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         Within 10 days after the Employee shall cease to be employed by the
Employer or any subsidiary of the Employer for any reason, including death, disability and retirement, any balance in his account arising from the remittance of a personal check shall be refunded to him or, in the event of his death, to his Beneficiary or his estate. Such refund shall be made without interest. In addition any unexecuted account instructions shall be disregarded.

                                      VIII

                               STOCK TO BE ISSUED

         The shares of Stock purchased by Employees under the Plan may, at the election of the Company, be either treasury stock or originally issued stock. Effective as of November 19, 1998, the maximum number of shares of Stock which shall be available for purchase by Employees under the Plan shall be 1,500,000 shares, subject to adjustment for changes in capitalization of the Company as described in the following paragraph.

         In the event that prior to the transfer of all of the shares of Stock which may be issued in accordance with this Plan, there shall be any increases or reductions in the number of shares of Stock of the Company outstanding by reason of any one or more stock dividends, stock splits, stock constrictions or any other material change in the capital structure of the Company by way of reclassification, reorganization or recapitalization, the aggregate number of shares of Stock which may be issued under this Plan and the number of shares of Stock which may be purchased under each option then or thereafter in effect and the purchase price to be paid therefore shall be proportionately and equitably adjusted. No such adjustment shall, however, entitle any Employee to purchase a fractional share of Stock hereunder, and rights to purchase shares of Stock shall always be limited after each such adjustment to the lower full share.

         No one shall, by any reason of this Plan or of any option granted or of the exercise of rights under any such option, have any interest in shares of Stock of the Company nor any rights of, or status as, a stockholder of the Company unless and until certificates representing such shares are issued. The Company shall be under no obligation to issue certificates for shares of Stock unless and until such shares of Stock shall have been paid for in full and all of the applicable provisions of this plan and of the option granted shall have been complied with.

         If, for any reason, the Company does not have available on any Exercise Date sufficient shares of Stock to satisfy the options then otherwise exercisable, the Company shall make a pro rata allocation of the shares of Stock available based upon the respective balances available to purchase shares of Stock in each Employee's account and the excess balance in each Employee' s account shall be returned to him in cash with his pro rata shares of the available stock.

                                       IX

                  EMPLOYEE STOCK PURCHASE PLAN ADMINISTRATION

         The Board of Directors shall appoint an Employee Stock Purchase Plan Committee, composed of such persons as the Board of Directors shall from time to time determine to administer the Plan subject to the control and direction of the Board of Directors. Subject to the action and control of the Board of
Directors: (1) the Committee shall have the power from time to time to establish suitable rules and procedures for administering the Plan and (2) all decisions of the Committee pertaining to the interpretation, construction or application of the Plan or any option granted or the rules promulgated by the Committee shall be final and conclusive. Neither any member of the Committee nor of the Board of Directors shall be liable for any decision made or


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action taken in good faith. The Committee shall from time to time designate an individual who shall serve as the Employee Stock Purchase Plan Coordinator to assist in the ongoing administration of the Plan.

                                       X

                      AMENDMENT OR TERMINATION OF THE PLAN

         The Board of Directors may, at any time, terminate or amend the Plan. No termination shall, however, affect options previously granted, and no amendment may make any change in any option theretofore granted which would adversely affect the rights of any employee. Approval of the stockholders of the Company with 12 months before or after the date on which the Directors amend the Plan shall be necessary if the amendment would:

         1.       Require sale of more shares of Stock than are authorized under
                  Article VIII of the Plan; or

         2.       Affect the Employees eligible to participate under the Plan.

                                       XI

                                   APPROVALS

         The Plan will terminate five years after it becomes effective, unless extended by action of the stockholders of the Company. The Plan will be construed under Florida law.

                                      XII

                          NON-GUARANTEE OF EMPLOYMENT

         Nothing in this Plan shall be construed as giving an Employee, whether or not a participant in this Plan, the right to be retained in the service of the Company or any subsidiary; and each Employee shall remain subject to discharge, with or without cause, to the same extent as if this Plan had not been executed.


         This Plan is hereby adopted by the Company to be effective on the date specified herein.